                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934



Date of Report:  November 30, 1994

Date of earliest event reported:  November 17, 1994



                           J.M. PETERS COMPANY, INC.
      ------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                File No. 0-15925
                         ------------------------------
                            (Commission File Number)


            Delaware                              95-2956559
- ------------------------------------------------------------------
 (State or other jurisdiction of              (I.R.S. Employer
  incorporation or organization           Identification Number)


 3501 Jamboree Road, Suite 200, Newport Beach, California   92660
- ------------------------------------------------------------------
(Address of principal executive offices)                (Zip Code)


                                (714) 854-2500
      ------------------------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 2.  Acquisition or Disposition of Assets.

  On November 17, 1994, with an effective date of September 1, 1994, J.M. Peters Company, Inc. ("JMP") purchased 100% of the outstanding capital stock ("Purchased Shares") of Clark Wilson Homes, Inc., a Texas corporation ("CWH"), under a definitive purchase agreement (the "Purchase Agreement") executed by JMP and Clark Wilson ("Wilson") on November 17, 1994. JMP's board of directors, by a majority vote of disinterested directors on November 15, 1994, approved the terms of the Purchase Agreement and JMP's acquisition of CWH.

  The consideration for the Purchased Shares was $3,500,000 in cash and a $2,500,000 promissory note issued to Wilson by JMP. The cash portion of the payment was provided out of readily available funds of JMP and were not borrowed.

  There are no material relationships between any officers or directors of JMP and Wilson or CWH.

ITEM 7.  Financial Statements, Proforma Financial Information and Exhibits.

  The following Consolidated Financial Statements and Proforma Financial Information are included under this item:

  Consolidated Proforma Balance Sheet of J.M. Peters Company, Inc. and Subsidiaries as of August 31, 1994.

  Consolidated Proforma Statements of Operations of J.M. Peters Company, Inc. and Subsidiaries with Clark Wilson Homes, Inc. for the Year Ended February 28, 1994 and for the Six Months Ended August 31, 1994.

  Notes to Consolidated Proforma Financial Statements.

  Balance Sheets of Clark Wilson Homes, Inc. as of August 31, 1994 and December 31, 1993.

  Statements of Income of Clark Wilson Homes, Inc. for the Eight Months Ended August 31, 1994 and 1993.

  Statements of Cash Flows of Clark Wilson Homes, Inc. for the Eight Months Ended August 31, 1994 and 1993.

  Notes to Financial Statements.

  Report of Independent Accountants.

  Balance Sheets of Clark Wilson Homes, Inc. as of December 31, 1993 and 1992.

  Statements of Income of Clark Wilson Homes, Inc. for the Years Ended December 31, 1993 and 1992.

  Statements of Cash Flows of Clark Wilson Homes, Inc. for the Years Ended December 31, 1993 and 1992.

  Notes to Financial Statements of December 31, 1993 and 1992.


EXHIBITS

Exhibit Number Description
- -------------- -----------
 Exhibit 2.1  Purchase and Sale Agreement dated November 17, 1994 by and between JMP, Wilson and CWH


                  J. M. PETERS COMPANY, INC. AND SUBSIDIARIES
                      CONSOLIDATED PRO FORMA BALANCE SHEET
                                August 31, 1994
                                  (UNAUDITED)
                             (Dollars in thousands)



                                     ASSETS

                                                                Purchase
                                                               Accounting     Pro Forma
                                   J.M. Peters   Clark Wilson  Adjustments    Combined
                                   -----------   ------------  -----------    ---------
Cash and cash equivalents           $  25,875       $    56    $(10,952)(A)   $  14,979
Restricted cash                         1,483             -                       1,483
Accounts and notes receivable           2,824           709                       3,533
Residential inventory                 158,388        10,431         620 (B)     169,439
Prepaid expenses and other asset       11,888           691                      12,579
Goodwill                                    -             -       3,635 (A)       3,635
                                    ---------       -------    --------       ---------
                                    $ 200,458       $11,887    $ (6,697)      $ 205,648
                                    =========       =======    ========       =========




                      LIABILITIES AND STOCKHOLDERS' EQUITY


Notes Payable                       $ 111,950       $ 7,452     $(4,952)(A)   $ 114,450
Accounts payable and accrued
    liabilities                        21,376         2,690                      24,066
                                    ---------       -------    --------       ---------
        Total liabilities             133,326        10,142      (4,952)        138,516
                                    ---------       -------    --------       ---------
Minority Interest in Joint
    Ventures                            5,739             -                       5,739

Stockholders' equity:
  Clark Wilson Homes equity                 -         1,745      (1,745)(A)           -
  JMP Common stock, par value
      $.10 per share, 60,000,000
      shares authorized; 14,995,000
      issued and outstanding            1,500             -                       1,500
  Additional paid in capital          211,888             -                     211,888
  Retained earnings (deficit)        (151,995)            -                    (151,995)
                                    ---------       -------    --------       ---------
        Total Stockholders' equity     61,393         1,745      (1,745)         61,393
                                    ---------       -------    --------       ---------
                                    $ 200,458       $11,887     $(6,697)      $ 205,648
                                    =========       =======     =======       =========

   J. M. PETERS COMPANY, INC. AND SUBSIDIARIES WITH CLARK WILSON HOMES, INC.
                CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                                  (UNAUDITED)
                      (In thousands except per share data)



                                               J.M. Peters       Clark Wilson
                                               Six Months         Six Months        Pro Forma       Pro Forma
                                             August 31, 1994    August 31, 1994     Adjustments     Combined
                                             ---------------    ---------------     -----------     ---------
Sales of homes and land                          $63,930            $21,493                          $85,423

Interest and other income                          2,092                  4           $(159)(C)        1,937
                                                 -------            -------           -----          -------
                                                  66,022             21,497            (159)          87,360
                                                 -------            -------           -----          -------

Costs and expenses:
  Cost of homes and land                          51,513             17,041             217(D,E)      68,771

  Selling, general and
    administrative                                 9,154              3,145             363 (F)       12,662

  Minority interest in income                      3,433                  -                            3,433
                                                 -------            -------           -----          -------
                                                  64,100             20,186             580           84,866
                                                 -------            -------           -----          -------

Income (loss) before provision (benefit) for
  income taxes and extraordinary gain              1,922              1,311            (739)           2,494

Provision for income taxes                           699                  0             217 (G)          916
                                                 -------            -------           -----          -------
Income (loss) before extraordinary gain            1,223              1,311            (956)           1,578


Extraordinary Gain                                 3,075                                               3,075
                                                 -------            -------           -----          -------
Net income (loss)                                $ 4,298            $ 1,311           $(956)         $ 4,653
                                                 =======            =======           =====          =======

Net income (loss) per common share:
  Before extraordinary gain                      $  0.08                                             $  0.10
  Extraordinary gain                                0.21                                                0.21
                                                 -------                                             -------
Net income (loss)                                $  0.29                                             $  0.31
                                                 =======                                             =======
Weighted average number of shares                 14,995                                              14,995
                                                 =======                                             =======

   J. M. PETERS COMPANY, INC. AND SUBSIDIARIES WITH CLARK WILSON HOMES, INC.
                CONSOLIDATED PRO FORMA STATEMENTS OF OPERATIONS
                      (In thousands except per share data)



                                             J.M. Peter           Clark Wilson
                                             Year Ended            Year Ended           Pro Forma         Pro Forma
                                          February 28, 1994     December 31, 1993     Adjustmenents       Combined
                                              (Audited)             (Audited)          (Unaudited)       (Unaudited)
                                          -----------------     -----------------     -------------      -----------
Sales of homes and land                        $88,140                $19,841                              $107,981

Interest and other income                        2,926                     10          $  (318)(C)            2,618
                                               -------                -------          -------             --------
                                                91,066                 19,851             (318)             110,599
                                               -------                -------          -------             --------

Costs and expenses:
  Cost of homes and land                        73,348                 15,888             (659)(D,E)         88,577

  Selling, general and
    administrative                              12,322                  3,035              727 (F)           16,084

  Minority interest in income                    4,332                      -                                 4,332

  Interest expense                                 418                                                          418
                                               -------                -------          -------             --------
                                                90,420                 18,923               68              109,411
                                               -------                -------          -------             --------
Income (loss) before provision (benefit) for
  income taxes and extraordinary gain              646                    928             (386)               1,188

Provision for income taxes                           0                      0              206(G)               206
                                               -------                -------          -------             --------
Income (loss) before extraordinary gain            646                    928             (592)                 982

Extraordinary Gain                               4,268                                                        4,268
                                               -------                -------          -------             --------
Net income (loss)                              $ 4,914                $   928          $  (592)            $  5,250
                                               =======                =======          =======             ========

Net income (loss) per common share:
  Before extraordinary gain                      $0.04                                                     $   0.06
  Extraordinary gain                              0.30                                                         0.30
                                               -------                                                     --------
Net income (loss)                                $0.34                                                     $   0.36
                                               =======                                                     ========
Weighted average number of shares               14,488                                                       14,488
                                               =======                                                     ========

(A) To effect the purchase of Clark Wilson Homes, the Company paid $3.5 million in cash and issued a note payable in the amount of $2.5 million with interest at 8% annually. Payments on the note payable and interest are contingent on Clark Wilson achieving specifed earnings goals. Additionally, the Company retired the notes payable of Clark Wilson of approximately
    $7.5 million. The total purchase price exceeds the estimated fair value of the net assets resulting in goodwill of approximately $3.6 million.

(B) To adjust to fair value of residential inventories acquired.

(C) To reduce the estimated interest earned by J M Peters on the total cash distributed of $11.0 million.

(D) To reduce cost of homes sold by the interest savings on the net debt reduction.

(E) The increase in cost of sale due to the adjustment to fair value of inventories.

(F) To reflect the amortization of goodwill over a five year period.

(G) To accrue taxes at the statutory federal and state rates.

   The pro forma data has been prepared assuming that the acquisition had occurred on the pro forma balance sheet date or, for the pro forma statements of operations, March 1, 1993. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma financial information does not purport to represent what the Company's financial position or results of operations would actually have been had the acquisition in fact occurred on the assumed date or at the beginning of the period indicated or to project the Company's financial position or results of operations for any future date or period.

                            CLARK WILSON HOMES, INC.
                                 BALANCE SHEETS
                     AUGUST 31, 1994 AND DECEMBER 31, 1993

                                     ASSETS

                                                   August 31,
                                                      1994            December 31,
                                                  (unaudited)             1993
                                                  -----------         -----------
ASSETS

  Cash and cash equivalents                       $    56,000          $  498,000
  Accounts Receivable                                 709,000             136,000
  Residential inventories                          10,431,000           5,595,000
  Property and equipment, net                         361,000             254,000
  Prepaid expenses and other assets                   330,000             129,000
                                                  -----------          ----------
    Total assets                                  $11,887,000          $6,612,000
                                                  ===========          ==========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

  Notes payable                                   $ 7,452,000          $4,167,000
  Accounts payable                                  1,806,000             904,000
  Accrued and other liabilities                       884,000             487,000
                                                  -----------          ----------
    Total liabilities                              10,142,000           5,558,000
                                                  -----------          ----------

Stockholder's equity:
  Common stock, par value $1.00;
    100,000 shares authorized;
      1,176 shares issued and outstanding;              1,000               1,000
  Paid in capital                                     384,000             384,000
  Retained earnings                                 1,360,000             669,000
                                                  -----------          ----------
    Total stockholder's equity                      1,745,000           1,054,000
                                                  -----------          ----------
Total liabilities and stockholder's equity        $11,887,000          $6,612,000
                                                  ===========          ==========





The accompanying notes are an integral part of these statements

                            CLARK WILSON HOMES, INC.
                   STATEMENT OF INCOME AND RETAINED EARNINGS
               FOR THE EIGHT MONTHS ENDED AUGUST 31, 1994 & 1993

                                                   Eight months ended August 31,
                                                  -------------------------------
                                                     1994                1993
                                                  (unaudited)         (unaudited)
                                                  -----------         -----------
Revenues:
  Sales                                           $26,342,000         $10,370,000
  Other, net                                            5,000               7,000
                                                  -----------         -----------
                                                   26,347,000          10,377,000
                                                  -----------         -----------
Costs and expenses:
  Cost of sales                                    20,824,000           8,408,000
  Selling, general and administrative               3,929,000           1,556,000
                                                  -----------         -----------
                                                   24,753,000           9,964,000
                                                  -----------         -----------
Net income                                          1,594,000             413,000
                                                  -----------         -----------
Retained earnings, beginning of period                669,000            (141,000)
Distributions to stockholder                         (903,000)            (24,000)
                                                  -----------         -----------
Retained earnings, end of period                  $ 1,360,000         $   248,000
                                                  ===========         ===========





The accompanying notes are an integral part of these statements

                            CLARK WILSON HOMES, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE EIGHT MONTHS ENDED AUGUST 31, 1994 & 1993

                                                  Eight months ended August 31,
                                                  ------------------------------
                                                     1994                1993
                                                  (unaudited)         (unaudited)
                                                  -----------         -----------
CASH FLOW FROM OPERATING ACTIVITIES:

 Net income                                       $ 1,594,000         $   413,000
 Adjustments to reconcile net income to
 net cash used in operating activities:
  Depreciation and amortization                        58,000              25,000
  Change in assets and liabilities:
    Increase in accounts receivable                  (573,000)           (274,000)
    Increase in residential inventories            (4,836,000)         (3,154,000)
    Increase in prepaid expenses and other
      assets                                         (201,000)            (66,000)
    Increase in accounts payable                      903,000             768,000
    Increase in accrued and other liabilities         397,000             125,000
                                                  -----------         -----------
     Net cash used in operating activities         (2,658,000)         (2,163,000)
                                                  -----------         -----------

CASH FLOW FROM INVESTING ACTIVITIES:

 Capital expenditures                                (165,000)           (120,000)
                                                  -----------         -----------
     Net cash used in investing activities           (165,000)           (120,000)
                                                  -----------         -----------
CASH FLOW FROM FINANCING ACTIVITIES:

 Distribution to shareholder                         (903,000)            (24,000)
 Net borrowings from financial institutions         3,284,000           1,990,000
                                                  -----------         -----------
   Net cash provided by financing activities        2,381,000           1,966,000
                                                  -----------         -----------
NET DECREASE IN CASH AND CASH EQUIVALENTS            (442,000)           (317,000)

Cash at beginning of period                           498,000             482,000
                                                  -----------         -----------
Cash at end of period                             $    56,000         $   165,000
                                                  ===========         ===========

The accompanying notes are an integral part of these statements

                            CLARK WILSON HOMES, INC.
                         NOTES TO FINANCIAL STATEMENTS

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Clark Wilson Homes, Inc. (the "Company") was incorporated on May 12, 1992. The Company's principal line of business is the design, construction, and marketing and sales of single family residential homes in Austin, Texas.

Revenue Recognition

Revenue from sales of homes is recognized at the time of closing when title, possession, and other attributes of ownership have been transferred to the home buyer.

Property and Equipment

Property and equipment, consisting primarily of office furniture and fixtures and model home furniture, are carried at cost and depreciated using the straight-line method over the estimated useful lives of three to ten years.

Residential Inventories

Residential inventories are carried at the lower of cost (using the specific identification method) or net realizable value and include lots, construction costs, and certain related indirect costs and expenditures. Interest on indebtedness and real estate taxes are capitalized during the development and construction period to the point of substantial completion of construction.

Interest

A summary of home building interest capitalized, incurred, expensed, included in cost of homes sold and paid as of August 31, 1994 and December 31, 1993 is as follows:

                                                    August 31,
                                                       1994           December 31,
                                                   (unaudited)            1993
                                                   -----------        -----------
Interest capitalized, beginning of year             $  72,000           $  39,000
Interest incurred                                     551,000             388,000
Interest expensed                                      (6,000)             (6,000)
Interest included in cost of homes sold              (517,000)           (349,000)
                                                    ---------           ---------
Interest capitalized, end of year                   $ 100,000           $  72,000
                                                    =========           =========
Interest paid                                       $ 551,000           $ 388,000
                                                    =========           =========

                            CLARK WILSON HOMES, INC.
                   NOTES TO FINANCIAL STATEMENTS (continued)
Income Taxes

The Company has elected Subchapter S Corporation filing status for federal income tax purposes. As such, no provision for income taxes is necessary in these financial statements because, as an S Corporation, the Company is not subject to federal income tax and the tax effect of its activities accrues to its stockholders.

2. LOT ACQUISITION

The Company aquires lots is by means of option contracts, some of which require specific performance by the Company. Option contracts generally require the payment of a cash deposit for the rights to acquire lots during a specified period of time at a certain price. The aggregate purchase price of all lots under option contracts was $6,290,000 and $4,590,000 at August 31, 1994 and December 31, 1993, respectively.

3. NOTES PAYABLE

Notes payable consisted of the following:


                                                   August 31,
                                                      1994            December 31,
                                                  (unaudited)             1993
                                                  -----------         -----------
  Interim construction notes payable
  to financial institutions bearing
  interest at prime plus 1%-3 1/2%,
  interest payable monthly and at closing,
  collateralized by first liens on homes
  under construction, all notes maturing
  within nine months.                              $6,305,000          $3,330,000
  Interim construction notes payable to
  related parties bearing interest at
  10%, interest payable monthly and at
  closing, collateralized by first liens
  on homes under construction, all notes
  maturing within six months.                       1,064,000             811,000

  Other equipment notes payable                        83,000              27,000
                                                   ----------          ----------
    Total                                          $7,452,000          $4,168,000
                                                   ==========          ==========


Substantially all interim construction notes payable to financial institutions have been personally guaranteed by the Company's stockholder.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors and
   Stockholder of Clark Wilson Homes, Inc.:

We have audited the accompanying balance sheets of Clark Wilson Homes, Inc. (a Texas corporation) as of December 31, 1993 and 1992, and the related statements of operations and retained earnings and cash flows for the year ended December 31, 1993 and the period from inception to December 31, 1992. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects the financial position of Clark Wilson Homes, Inc. as of December 31, 1993 and 1992, and the results of its operations and its cash flows for the year ended December 31, 1993 and the period from inception to December 31, 1992 in conformity with generally accepted accounting principles.


                              ARTHUR ANDERSEN LLP


Orange County, California
November 4, 1994

CLARK WILSON HOMES, INC.
BALANCE SHEET

                                                                                December 31
                                                                     --------------------------------
                                                                         1993                 1992
                                                                      ----------           ----------
 ASSETS

 Cash and cash equivalents                                            $  497,516           $  482,600
 Accounts receivable                                                     136,562               29,297
 Residential inventories                                               5,595,114            1,522,549
 Property and equipment, at cost, net of accumulated depreciation        254,262              114,145
  of $8,380 and $56,967 as of December 31, 1992 and December 31,
  1993, respectively
 Prepaid expenses and other assets                                       128,929               62,578
                                                                      ----------           ----------
       Total assets                                                   $6,612,383           $2,211,169
                                                                      ==========           ==========


 LIABILITIES AND STOCKHOLDERS' EQUITY


 Notes payable                                                        $4,167,694           $1,460,082
 Accounts payable                                                        903,922              328,977
 Accrued and other liabilities                                           486,725              178,469
                                                                      ----------           ----------
       Total liabilities                                               5,558,341            1,967,528
                                                                      ----------           ----------
 Stockholders' equity:
  Common stock, par value $1.00 per share, 100,000 shares authorized,
      1,176 shares issued and outstanding                                  1,176                1,176
  Paid-in-capital                                                        383,824              383,824
  Retained earnings (accumulated deficit)                                669,042             (141,359)
                                                                      ----------           ----------
       Total stockholder's equity                                      1,054,042              243,641
                                                                      ----------           ----------
                                                                      $6,612,383           $2,211,169
                                                                      ==========           ==========




        The accompanying notes are an integral part of these statements

CLARK WILSON HOMES, INC.
STATEMENT OF OPERATIONS AND RETAINED EARNINGS


                                                                                         For the period
                                                                      Year ended         from inception
                                                                     December 31,        to December 31,
                                                                         1993                 1992
                                                                     ------------        ---------------
 Revenues:
  Sales                                                              $19,841,213           $1,314,311
  Other, net                                                              10,142               23,053
                                                                     -----------           ----------
                                                                      19,851,355            1,337,364
                                                                     -----------           ----------
 Cost of sales                                                        15,888,027            1,059,223
 Selling, general, and administrative expense                          3,035,593              419,500
                                                                     -----------           ----------
 Net income (loss)                                                       927,735             (141,359)
                                                                     -----------           ----------
 Retained earnings (deficit) at beginning of period                     (141,359)                   0
 Distributions to shareholder                                           (117,334)                   0
                                                                     -----------           ----------
 Retained earnings (deficit) at end of period                        $   669,042           $ (141,359)
                                                                     ===========           ==========





        The accompanying notes are an integral part of these statements

CLARK WILSON HOMES, INC.
STATEMENTS OF CASH FLOWS



                                                                        1993                 1992
                                                                     -----------          -----------
 CASH FLOW FROM OPERATING ACTIVITIES:
       Net income (loss)                                             $   927,735          $  (141,359)
       Adjustments to reconcile net income (loss) to net cash
         used in operating activities
               Depreciation and amortization                              48,587                8,380
       Change in assets and liabilities:
         Increase in accounts receivable                                (107,265)             (29,297)
         Increase in residential inventories                          (4,072,565)          (1,522,549)
         Increase in prepaid expenses and other assets                   (66,351)             (62,578)
         Increase in accounts payable                                    574,945              328,977
         Increase in accrued and other liabilities                       308,256              178,469
                                                                     -----------          -----------
           Net cash used in operating activities                      (2,386,658)          (1,239,957)
                                                                     -----------          -----------
 CASH FLOW FROM INVESTING ACTIVITIES:
       Capital expenditures                                             (188,704)            (122,525)
                                                                     -----------          -----------
           Net cash used in investing activities                        (188,704)            (122,525)
                                                                     -----------          -----------
 CASH FLOW FROM FINANCING ACTIVITIES:
       Issuance of stock                                                       0                1,176
       Paid in capital                                                         0              383,824
       Distributions to shareholder                                     (117,334)                   0
       Net borrowings from financial institutions                      2,707,612            1,460,082
                                                                     -----------          -----------
           Net cash provided by financing activities                   2,590,278            1,845,082
                                                                     -----------          -----------
 NET INCREASE IN CASH AND CASH EQUIVALENTS                                14,916              482,600

  Cash at beginning of period                                            482,600                    0
                                                                     -----------          -----------
  Cash at end of period                                                  497,516              482,600
                                                                     ===========          ===========





        The accompanying notes are an integral part of these statements

CLARK WILSON HOMES, INC.
NOTES TO FINANCIAL STATEMENTS




 1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Organization

  Clark Wilson Homes, Inc. (the "Company") was incorporated on May 12, 1992. The Company's principal line of business is the design, construction, marketing and sale of single family resident homes in Austin, Texas.

  Revenue Recognition

  Revenue from sales of homes is recognized at the time of closing when title, possession, and other attributes of ownership have been transferred to the home buyer.

  Property and Equipment

  Property and equipment, consisting primarily of office furniture and fixtures and model home furniture, are carried at cost and depreciated using the straight-line method over the estimated useful lives of three to ten years.

  Inventories

  Inventories are carried at the lower of cost (using the specific identification method) or net realizable value and include lots, construction costs, and certain related indirect costs and expenditures. Interest on indebtedness and real estate taxes are capitalized during the development and construction period to the point of substantial completion of construction.

  Interest

  A summary of home building interest capitalized, incurred, expensed, included in cost of homes sold, and paid for the years ended December 31 is as follows:

                                                                          1993                 1992
                                                                       ---------             --------
  Interest capitalized, beginning of year                              $  38,511             $      0
  Interest incurred                                                      388,415               57,864
  Interest expensed                                                       (6,059)              (2,421)
  Interest included in cost of homes sold                               (348,881)             (16,932)
                                                                       ---------             --------
  Interest capitalized, end of year                                    $  71,986             $ 38,511
                                                                       =========             ========
  Interest paid                                                        $ 388,415             $ 57,864
                                                                       =========             ========

CLARK WILSON HOMES, INC.
NOTES TO FINANCIAL STATEMENTS (continued)


 1.   ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:

  Income Taxes

  The Company has elected Subchapter S Corporation filing status for federal income tax purposes. As such, no provision for income taxes is necessary in these financial statements because, as an S Corporation, the Company is not subject to federal income tax and the tax effect of its activities accrues to its stockholders.

 2.  LOT AQUISITION:

  The Company aquires lots by means of option contracts, some of which require specific performance by the Company. Option contracts generally require the payment of a cash deposit for the rights to acquire lots during a specified period of time at a certain price. The aggregate purchase price of all lots under option contracts was $4,590,000 and $2,428,000 at December 31, 1993 and 1992, respectively.

 3.  NOTES PAYABLE:

  Notes payable consist of the following:

                                                                         1993                 1992
                                                                      ----------           ----------
         Interim construction notes payable to financial
         institutions bearing interest at prime plus 1%-31/2%,
         interest payable monthly and at closing, collateralized
         by first lien on homes under construction, all notes
         maturing within nine months                                  $3,329,414           $1,035,601

         Interim construction notes payable to related parties
         bearing interest at 10%, interest payable monthly
         and at closing, collateralized by first lien on
         homes under construction, all notes maturing within
         six months                                                      811,392              424,481

         Other equipment notes payable                                    26,888                    0
                                                                      ----------           ----------
                 Total                                                $4,167,694           $1,460,082
                                                                      ==========           ==========




  Substantially all interim construction notes payable to financial institutions have been personally guaranteed by the Company's stockholder.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                            J.M. PETERS COMPANY, INC.



Dated:  November 30, 1994                                   By: /S/ GREGORY R. PETERSEN
                                                                -----------------------
                                                                Gregory R. Petersen
                                                                Vice President, Chief
                                                                Financial Officer and
                                                                Secretary

                                 EXHIBIT INDEX


                                                                    Sequential
Exhibit Number            Description                               Page Number
- --------------            -----------                               -----------
 Exhibit 2.1              Purchase and Sale Agreement
                          dated November 17, 1994, by
                          and between JMP and Wilson
                          and CWH.